UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2015

CRANE CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-1657    13-1952290

(Commission File Number)    (IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT     06902-6740

(Address of Principal Executive Offices)    (Zip Code)

(203) 363-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 1.01    Entry Into a Material Definitive Agreement.
On March 2, 2015, Crane Co. (“Crane”) entered into a commercial paper program (the “Program”) pursuant to which Crane may issue short-term, unsecured commercial paper notes (the “Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $500,000,000. The Notes will have maturities of up to 397 days from date of issue. The Notes will rank at least pari passu with all of Crane’s other unsecured and unsubordinated indebtedness. The net proceeds of the issuances of the Notes are expected to be used for general corporate purposes. The Company plans to use its revolving credit facility as a liquidity backstop for its borrowings under the Program. No Notes are currently outstanding under the Program.
Two commercial paper dealers will each act as a dealer under the Program (each, a “Dealer” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement entered into between Crane and each Dealer (each, a “Dealer Agreement” and collectively, the “Dealer Agreements”). Crane may engage additional commercial paper dealers to act as a dealer under the Program. A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.
The Dealer Agreements provide the terms under which the Dealers will either purchase from Crane or arrange for the sale by Crane of the Notes pursuant to an exemption from federal and state securities laws. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. A copy of the form of Dealer Agreement used in the Program is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein. The description above is a summary of the Program and is qualified in its entirety by the terms of the Program as set forth in each Dealer Agreement.
From time to time, the Dealers and certain of their affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to Crane and its affiliates for which the Dealers have received or will receive customary fees and expenses.
The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the short-term, unsecured commercial paper program described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
Exhibit No.                    Description

10.1	Form of Commercial Paper Dealer Agreement executed between Crane Co., as Issuer, and the Dealer party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.
(Registrant)

Date: March 2, 2015

/s/ Richard A. Maue
Name:	Richard A. Maue
Title:	Vice President - Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                    Description

10.1	Form of Commercial Paper Dealer Agreement executed between Crane Co., as Issuer, and the Dealer party thereto.